As filed with the Securities and Exchange Commission on December 14, 1998
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ARTERIAL VASCULAR ENGINEERING, INC.

             (Exact name of registrant as specified in its charter)


        Delaware                                         94-3144218
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                3576 Unocal Place
                          Santa Rosa, California 95403

                    (Address of principal executive offices)


                               Assumed Options of
                     World Medial Manufacturing Corporation

                            (Full title of the plans)


                               Lawrence J. Fassler
                        Vice President of Legal Affairs,
                          General Counsel and Secretary
                       Arterial Vascular Engineering, Inc.
                                3576 Unocal Place
                          Santa Rosa, California 95403
                                 (707) 525-0111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE

============================================================================================================================

============================================================================================================================
                                                       Proposed Maximum         Proposed Maximum
  Title of Securities to          Amount to be          Offering Price         Aggregate Offering            Amount of
       be Registered               Registered           Per Share (1)               Price (1)             Registration Fee
============================================================================================================================
Common Stock (par value
$.001)                              308,177                 $9.31                 $2,869,127.87               $797.62
============================================================================================================================

============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(l), based upon $9.31, the weighted average exercise price of $6.60 - $26.42, the exercise prices of options outstanding under the World Medical Manufacturing Corporation 1996 Non-Qualified Stock Option Plan assumed by the Registrant on December 14, 1998 and converted into options to purchase Registrant's Common Stock pursuant to an Agreement and Plan of Reorganization dated as of April 10, 1998.

================================================================================

Approximate date of commencement of proposed sale to employees: As soon as practicable after this Registration Statement becomes effective.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Arterial Vascular Engineering, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Lawrence J. Fassler, Vice President of Legal Affairs, General Counsel and Secretary of the Company, whose opinion is included herewith as Exhibit 5, holds 33,200 shares of common stock of the Company and holds options to purchase an additional 51,125 shares of common stock of the Company as of December 14, 1998, none of which were exercisable as of such date.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The Company's By-laws also provide that the Company shall indemnify its directors, officers, employees and other agents to the fullest extent not prohibited by Delaware law.

         The Company's Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations, of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into an indemnification agreement with each of its directors and executive officers under which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of being a director or executive officer of the Company. In connection with the litigation of certain former shareholders of Endovascular Support Systems, Inc., the Company has agreed to indemnify each of the individuals named as defendants in such lawsuits, including three current directors of the Company. The Company has obtained directors' and officers' liability insurance, and expects to continue to carry such insurance following this offering.

                                  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
Section 10(a)(3) of the Securities Act;

                           (ii)     To  reflect in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)    To include  any  material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c)     To   remove   from   registration   by   means   of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Exchange Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on December 11, 1998.



                                ARTERIAL VASCULAR ENGINEERING, INC.



                                By:    /s/ Scott J. Solano
                                   ---------------------------------------------
                                           Scott J. Solano
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott J. Solano and Lawrence J. Fassler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.
                   Signature                                     Title                               Date
/s/ Scott J. Solano                              President, Chief Executive Officer           December 11, 1998
----------------------------------------         and Director (Principal Executive
    Scott J. Solano                              Officer)

/s/ John D. Miller                               Chief Financial Officer, Treasurer           December 11, 1998
----------------------------------------         and Director (Principal Financial and
    John D. Miller                               Accounting Officer)

/s/ George B. Borkow                             Director                                     December 11, 1998
----------------------------------------
    George B. Borkow


/s/ Craig E. Dauchy                              Director                                     December 11, 1998
----------------------------------------
    Craig E. Dauchy

                                    EXHIBITS

Exhibit
Number
-------

5                     Opinion of Lawrence J. Fassler

23.1                  Consent of Ernst & Young LLP, Independent Auditors

23.2                  Consent of Lawrence J. Fassler (included in Exhibit 5)

24                    Power of Attorney (contained on the signature page)